Exhibit 10.1

EXECUTION VERSION

REVENUE SHARING AND SECURITIES PURCHASE AGREEMENT

(MARATHON PATENT GROUP, INC.)

DATED AS OF JANUARY 29, 2015

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
1.1.	Certain Defined Terms.	4
1.2.	Other Interpretative Provisions.	4

ARTICLE II CLOSING AND TERMS OF THE REVENUE STREAM AND THE NOTES
2.1.	The Revenue Stream..	5
2.2.	The Securities	5
2.3.	Purchase Price Allocation.	6
2.4.	Interest on the Notes.	6
2.5.	Fees.	6
2.6.	Payment of the Notes.	6
2.7.	The Warrants.	7
2.8.	Monetization Revenues.	7
2.9.	Taxes.	7
2.10.	Manner and Time of Payment.	8
2.11.	Patent License.	8

ARTICLE III CONDITIONS PRECEDENT
3.1.	Conditions to Closing.	8
3.2.	Conditions to Subsequent Issuances of Notes and Rights in Monetization Revenues.	9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1.	Organization and Business.	10
4.2.	Qualification.	10
4.3.	Operations in Conformity with Law, etc.	10
4.4.	Authorization and Non-Contravention.	10
4.5.	Intellectual Property.	10
4.6.	Material Agreements.	11
4.7.	Margin Regulations.	11
4.8.	Investment Company Act.	11
4.9.	USA PATRIOT Act, FCPA and OFAC.	11
4.10.	No Default.	11
4.11.	Binding Effect.	11
4.12.	Disclosure.	11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND COLLATERAL AGENT
5.1.	Authority.	12
5.2.	Binding Effect.	12
5.3.	Investment Intent.	12
5.4.	Experience of the Purchaser.	12
5.5.	Access to Information.	12
5.6	Reliance on Exemptions.	12

ARTICLE VI COVENANTS
6.1.	Taxes and Other Charges.	13
6.2.	Conduct of Monetization Activities.	13
6.3.	Maintenance of Existence.	13
6.4.	Compliance with Legal Requirements.	13
6.5.	Notices; Reports.	13
6.6.	Information Rights.	14
6.7.	Indebtedness.	15
6.8.	Liens.	15
6.9.	Management of Patents and Patent Licenses.	15
6.10.	Minimum Liquidity.	16
6.11.	Cash Collateral Account.	16
6.12.	Further Assurances.	16
6.13.	Confidentiality.	17
6.14.	Minimum Monetization Revenues.	17

ARTICLE VII EVENTS OF DEFAULT
7.1.	Events of Default.	17
7.2.	Remedies Following an Event of Default.	19
7.3.	Annulment of Defaults.	20
7.4.	Waivers.	20

ARTICLE VIII COLLATERAL AGENT
8.1.	Appointment of Collateral Agent.	20
8.2.	Collateral.	21
8.3.	Collateral Agent’s Resignation.	21
8.4.	Concerning the Collateral Agent.	21

ARTICLE IX GENERAL PROVISIONS
9.1.	Expenses.	22
9.2.	Indemnity.	22
9.3.	Notices.	23
9.4.	Amendments, Consents, Waivers, etc.	23
9.5.	No Strict Construction.	23
9.6.	Certain Acknowledgments.	23
9.7.	Venue; Service of Process; Certain Waivers.	23
9.8.	WAIVER OF JURY TRIAL.	24
9.9.	Interpretation; Governing Law; etc.	24
9.10.	Successors and Assigns	24
9.11.	Tax Treatment..	25
9.12.	Non-Recourse to Non-Parties..	26

APPENDICES, SCHEDULES AND EXHIBITS

Appendix I	Definitions
Schedule 2.1 Schedule 2.10 Schedule 4.1 Schedule 4.4 Schedule 4.5 Schedule 4.6 Schedule 6.7 Schedule 6.8 Schedule 6.12 Schedule 9.3 Schedule I(a) Schedule 1(b)	Purchasers/Securities
Wire Transfer Instructions
Company Organization
Required Consents
Existing Licenses
Patent Agreements
Existing Indebtedness
Existing Liens
Post Closing Actions
Notices
Patents
Third Party Agreements Related to Monetization Expenses

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I	Form of Notes
INTENTIONALLY DELETED
Form of Subscription Agreement
Form of Certificate (Payments to Cash Collateral Account)
Form of Assignment and Acceptance Agreement
Form of Patent License Agreement
Form of Patent Security Agreement
Form of Security Agreement
Form of Warrant

REVENUE SHARING AND SECURITIES PURCHASE AGREEMENT

This REVENUE SHARING AND SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of January 29, 2015 by and among Marathon Patent Group, Inc. (“Issuer”) and certain of its subsidiaries (such Subsidiaries, together with any future guarantor subsidiaries, the “Guarantors” and the Issuer and its Subsidiaries collectively the “Company”), DBD Credit Funding LLC as collateral agent (the “Collateral Agent”), and each Person listed as a “Purchaser” on Schedule 2.1 (together with their successors and assigns, the “Purchasers”).

RECITALS

WHEREAS, the Purchasers wish to acquire, and the Issuer has agreed to issue and sell to the Purchasers, (i) up to $20,000,000 in aggregate original principal amount of the Issuer’s senior secured Notes (with up to a further $30,000,000 if the Issuer and the Purchasers agree) (the “Notes”) in the form of Exhibit A hereto, (ii) an interest in the Company’s revenues from certain activities on the terms specified herein, and (iii) warrants for the purchase of 100,000 shares (subject to adjustment in accordance with the terms of such warrants) of the Issuer’s common stock (the “Warrants” and together with the Notes, the “Securities”) in the form of Exhibit I hereto, in each case, subject to the terms of this Agreement;

WHEREAS, in connection with the initial Closing hereunder, the Issuer will issue to the Purchasers for an aggregate purchase price of $1,000,000 shares of its common stock (the “Common Stock”) in accordance with the terms of a subscription agreement of even date herewith and in the form of Exhibit C (the “Subscription Agreement”); and

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1.           Certain Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Appendix I.

1.2.           Other Interpretative Provisions.  Unless otherwise specified, all references to “$”, “cash”, “dollars” or similar references shall mean U.S. dollars, paid in cash or other immediately available funds. The definitions set forth in this Agreement are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to time of day herein are references to New York, New York time (daylight or standard, as applicable) unless otherwise specifically provided.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. References in this Agreement to an Appendix, Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Appendix, Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Document in which such reference appears. The term “including” is by way of example and not limitation. The word “or” is not exclusive. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein). Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE II
CLOSING AND TERMS OF THE REVENUE STREAM AND THE NOTES

2.1.           The Revenue Stream.

2.1.1.              Purchase of the Revenue Stream.  On the Closing Date, subject to the satisfaction of the conditions set forth in Section 3.1, the Company hereby grants, and the Purchasers hereby acquire the Revenue Stream.  The purchase price and the “Revenue Stream Basis” of the Revenue Stream acquired on the Closing Date will each equal $750,000.

2.1.2.              Subsequent Fundings.  From time to time following the Closing Date, and subject to the conditions set forth in Section 2.2.3 and Section 3.2, subsequent issuances of Notes shall be accompanied by additional rights to the Company’s Monetization Revenues that shall increase the economics of the Revenue Stream as specified pursuant to the terms hereof.  Amounts representing the purchase price of any such subsequently issued Notes and rights shall be allocated pursuant to the rules of Treas. Reg. section 1.1273-2(h), provided that such allocation shall be reasonably acceptable to the Issuer and the Purchasers.  Irrespective of such allocation, such subsequent acquisitions of rights to the Company’s Monetization Revenues shall increase the Revenue Stream Basis by an amount equal to 5% of the total amount funded with respect to the Notes and Revenue Stream on such subsequent issue date (calculated prior to taking into account any Structuring Fee payable in connection with such funding).

2.1.3.              Payments to Purchasers.  Following the Company’s retention of the Threshold Amount and payment in full of the Notes, the Company shall pay to the Purchasers their proportionate share, in accordance with Schedule 2.1, of the Revenue Stream; provided that, subject to Section 6.11, each Company shall instruct any payors to deposit Monetization Revenues, directly into the Cash Collateral Account.  Payments by the Company to the Purchasers shall be made monthly not later than 10 days following the last day of each month with respect to any Monetization Revenues received through the end of such month.  For the avoidance of doubt, prior to the payment in full of the Notes, all Monetization Net Revenues (subject to the Company’s retention of the Threshold Amount, shall be applied by the Issuer or the Collateral Agent, as the case may be, to the payment of principal, interest and any applicable premiums or fees on the Notes or payments owed pursuant to Sections 9.1(ii)-(iv) or 9.2, and shall not be applied to the satisfaction of the Purchasers’ rights with respect to the Revenue Stream.

2.2.           The Securities.

2.2.1.              Authorization of Securities.  The Issuer has authorized the issuance and sale of Notes in an aggregate principal amount of up to $50,000,000 and the Warrants on the terms and conditions set forth herein.

2.2.2.              Closing Date Issuances.  Subject to the terms and conditions of this Agreement (including the satisfaction of the conditions set forth in Section 3.1), and on the basis of the representations and warranties set forth herein, the Issuer agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase in the respective amounts set forth on Schedule 2.1 and for the purchase prices set forth thereon, (x) Notes in an aggregate original principal amount of $15,000,000, (y) the Warrants, and (z) the Revenue Stream, in each case for the respective purchase prices and pursuant to the payment instructions set forth thereon.

2.2.3.              Subsequent Issuances.  Subject to the terms and conditions of this Agreement (including the satisfaction of the conditions set forth in Section 3.2), and on the basis of the representations and warranties set forth herein, following the Closing Date and on or before July 29, 2016, the Issuer may issue and sell to the Purchasers, and the Purchasers agree to purchase in the respective amounts set forth on Schedule 2.1 and for purchase prices determined as provided in Section 2.1.2 above, Notes in an aggregate original principal amount of up to an additional $5,000,000; provided, that additional Notes shall be issued in a increments of $1,000,000 and shall be accompanied by the Company’s issuance of increased rights in the Revenue Stream on the terms specified herein.

2.2.4.              Prospective Additional Issuances.  It is contemplated that the Company may subsequently request that the Purchasers acquire, and that the Purchasers may subsequently agree to acquire, in their sole discretion, and on terms and conditions to be agreed, up to $30,000,000 in additional Notes and additional rights in the Revenue Stream in connection therewith, each on economic terms that are substantially similar to the Notes and Revenue Stream provided herein.  If the Company shall make such request, and if the Purchasers agree, in their sole discretion, to provide such additional funding to the Company, this Agreement shall be amended in a manner satisfactory to the Company and the Purchasers to reflect the economic and other terms and conditions of such additional funding, which terms and conditions shall be satisfactory to the Company and the Purchasers.

2.3.           Purchase Price Allocation.  The Issuer and the Purchasers agree that, for purposes of Sections 305 and 1271 through 1275 of the Code or any other jurisdiction, the aggregate original purchase price of the Notes and Revenue Stream issued at Closing and of the Warrants shall be allocated as set forth on Schedule 2.1 hereto, and that such allocation shall be appropriately used by the Issuer and each Purchaser for income tax reporting purposes.

2.4.           Interest on the Notes.  The unpaid principal amount of the Notes (including any PIK Interest) shall bear cash interest at a rate equal to LIBOR plus 9.75% per annum; provided that upon and during the continuance of an Event of Default, the interest rate shall increase by an additional 2% per annum.  Interest on the Notes shall be paid on the last Business Day of each calendar month (the “Interest Payment Date”), starting with the calendar month ending January 31, 2015.  Such interest shall be paid in cash except that 2.75% per annum of the interest due on each Interest Payment Date shall be paid-in-kind, by increasing the principal amount of the Notes by the amount of such interest, effective as of the applicable Interest Payment Date (“PIK Interest”).  PIK Interest shall be treated as principal of the Note disbursed as of the date so capitalized for all purposes of interest accrual or the calculation of any prepayment premium.

2.5.           Fees.   Upon each issuance of Notes, the Issuer shall pay to the Purchasers a structuring fee equal to 2.0% of the original principal amount of such Notes (the “Structuring Fee”), which fee shall be netted out of the funding on the date of such issuance.

2.6.           Payment of the Notes.

2.6.1.              Payment at Maturity.  The principal of the Notes and all unpaid interest thereon or other amounts owing hereunder shall be paid in full in cash on July 29, 2018 (the “Maturity Date”), provided that with respect to the Notes issued after Closing, the Maturity Date shall be the 42 month anniversary of such issuance.

2.6.2.              Optional Prepayments.  The Notes may be prepaid from time to time, in whole or in part, at the option of the Issuer without penalty or premium.

2.6.3.              Amortization.  Commencing on the last Business Day of January 29, 2016 (or, with respect to Notes issued after Closing, commencing on the last Business Day of the month in which the one year anniversary of such issuance falls), the Company shall make monthly amortization payments on the Notes each in a principal amount equal to the amount which, calculated based on the principal amount outstanding as of such payment date (and re-calculated monthly to the extent necessary), would result in the Company’s making equal monthly payments of principal on the Notes from such date through the Maturity Date.

2.6.4.              Mandatory Prepayments.  Following the Company’s receipt and retention of $15,000,000 of Monetization Net Revenues after the Closing (such $15,000,000 of retained Monetization Net Revenues the (“Threshold Amount”), which retained amount, in the discretion of the Company, shall be used for general working capital purposes (which may include acquisitions) and may also be applied, at the discretion of the Company, to pay certain of the Company’s existing indebtedness, upon receipt of any further Monetization Revenues, the Company or the Collateral Agent, as the case may be, shall apply 30% of the related Monetization Net Revenues to the payment of accrued and unpaid interest on, and then to repay outstanding principal of, and any fees with respect to, the Notes until all Note Obligations have been paid in full.  Payments by the Company on the Notes shall be made monthly on the last  Business Day of each month with respect to Monetization Revenues received through the last Business Day of the prior month.  Such Threshold Amount shall be adjusted downward dollar for dollar for any outstanding debt owed to Medtronics, Inc. (the “Medtronic Debt”) if the Company does not repay  the Medtronic Debt or deliver the consent required by Section 6.12.4 by February 28, 2015; provided, however, in the event that the Company subsequently delivers such consent then the Threshold Amount shall increase again to $15,000,000 or if the Company repays a portion of the Medtronic Debt, the Threshold Amount shall increase on a dollar for dollar basis for every dollar repaid on the Medtronic Debt.

2.6.5.              Application of Payments.  Payments on the Notes shall be applied in the following order: first to any then outstanding expenses or other amounts owing pursuant to Article 9; second, to accrued and unpaid interest (excluding PIK Interest); and third to principal (including PIK Interest), with payments to principal allocated to the Notes so as to first repay Notes with the least amount of unamortized original issue discount.  Prepayments of the Notes (whether mandatory or optional) shall reduce amortization payments, pro rata.

2.7.           The Warrants.  On the Closing Date, subject to the satisfaction of the conditions set forth in Section 3.1, and in consideration of the Issuer’s receipt of the Warrant purchase price set forth on Schedule 2.1, the Issuer hereby issues and sells, and the Purchasers hereby purchase, the Warrants.

2.8.           Monetization Revenues.  All Monetization Revenues received by the Issuer and any Subsidiary or deposited in the Cash Collateral Account shall be applied so that, subject to the Company’s retention of the Threshold Amount, 30% of Monetization Net Revenues are applied to the Note Obligations until paid in full; provided, that 100% of Monetization Net Revenues received since the last Business Day of the preceding month shall be applied to pay any past due Note Obligations, including in the event of acceleration of the Notes. Following payment in full of the Note Obligations, the Applicable Percentage of the Monetization Net Revenues received following the payment in full of the Note Obligations shall be paid to the Purchasers for application to the Revenue Stream, in accordance with Section 2.1.2 and Schedule 2.1, until fully satisfied; provided that, subject to Section 7.2.3, in the event of an acceleration of the Revenue Stream, 70% of the Monetization Net Revenues received since the last Business Day of the preceding month shall be applied to pay the remaining balance of the Revenue Stream.  The Company, after payment in full of the Note Obligations, may prepay any or all of the remaining balance of the Revenue Stream (as defined with respect to the applicable time of such payment in the definition of Revenue Stream).

2.9.           Taxes.    Any and all payments by the Issuer or any Guarantor with respect to any Note Obligations shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding taxes imposed or based on the recipient Purchaser’s overall net income, and franchise or capital taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Taxes”).  Each Purchaser shall deliver to the Issuer any forms or documentation under applicable tax law that establish any available exemption from or reduction of any withholding taxes imposed on any payments on the Note Obligations under this Agreement.  If the Issuer or any Guarantor shall be required by law to deduct any Taxes from or in respect of any Note Obligations payable hereunder to any Purchaser (and such taxes are not attributable to the failure of a Purchaser to comply with its delivery obligations described in the preceding sentence), (i) the sum payable shall be increased as may be reasonably necessary so that after making all required deductions for taxes (including deductions for taxes applicable to additional sums payable under this Section 2.9) such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer or such other payor shall make such deductions and (iii) the Issuer or such other payor shall remit the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Within 30 days after the date of any payment of such Taxes, the Issuer or other payor shall furnish to the Purchasers the original or certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, for purposes of this Section 2.9.1, “Taxes” shall not include any withholding taxes imposed on amounts payable under this Agreement as of the date that the applicable Purchaser becomes a party hereto, and accordingly in no event shall the Issuer or any Guarantor be required to pay any additional amounts in respects of withholding taxes imputed on amounts payable to such Purchasers as of the Closing Date, unless such amounts are payable under the succeeding sentences of this Section 2.9.  Notwithstanding and in addition to the foregoing, if and to the extent that any taxes, levies, imposts, deductions, charges or withholdings are imposed either by any foreign jurisdiction, instrumentality or administrative body or by the United States or any political subdivision thereof, on the basis that either the applicable payor (e.g., the Issuer, any Guarantor or other entity that receives Monetization Revenues) or that the source of any payment is located or derived from outside of the United States, all payments to the Purchasers hereunder, including with respect to the Revenue Stream, shall be made free and clear of, and without deduction or withholding for any such tax, levy, impost, deduction, charge or withholding. Each Purchaser shall deliver to the Issuer on the Issuer’s specific request any forms or documentation under applicable tax law that establish any available exemption from or reduction of any withholding taxes imposed on any payments on the Obligations under the preceding sentence; and if the Issuer or any Guarantor shall be required by law to deduct any amounts from or in respect of any Obligations payable under the preceding sentence to any Purchaser (and such taxes are not attributable to the failure of a Purchaser to comply with its delivery obligations described in the preceding sentence, following the Issuer’s request for any such form or documentation), (i) the sum payable shall be increased as may be reasonably necessary so that after making all required deductions for such amounts (including deductions for taxes applicable to additional sums payable under this Section 2.9) such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer or such other payor shall make such deductions and (iii) the Issuer or such other payor shall remit the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; and within 30 days after the date of any payment of such amounts, the Issuer or other payor shall furnish to the Purchasers the original or certified copy of a receipt evidencing payment thereof.

2.10.           Manner and Time of Payment.  All payments to the Purchasers shall be made by wire transfer or other same day funds, without set off, not later than 5:00 p.m. PDT on the day such payment is due, in accordance with the payment instructions set forth on Schedule 2.8.

2.11.           Patent License.  Effective as of the Closing Date, the Company shall grant to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the Patents, which shall be evidenced by, and reflected in, the Patent License Agreement.  The Collateral Agent and the Secured Parties agree that the Collateral Agent shall only be entitled to use such license following acceleration of the Note Obligations.

ARTICLE III
CONDITIONS PRECEDENT

3.1.           Conditions to Closing.  The obligation of each Purchaser to purchase its respective pro rata share of the Revenue Stream, the Notes, and the Warrants on the Closing Date is subject to the satisfaction of the conditions set forth in this Section 3.1:

3.1.1.              Deliveries.  The Company (and each of its Subsidiaries, as applicable) shall have delivered to each Purchaser and the Collateral Agent fully executed (where applicable) copies of the following:

3.1.1.1.              this Agreement;

3.1.1.2.              the Notes;

3.1.1.3.              the Security Agreement;

3.1.1.4.              the Patent License Agreement;

3.1.1.5.              the Patent Security Agreement;

3.1.1.6.              the Warrants;

3.1.1.7.              Guarantees executed by all Subsidiaries of the Issuer (excluding Immaterial Subsidiaries and MedTech Development Deutschland Gmbh);

3.1.1.8.              (i) a copy of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or other constitutive document, including all amendments thereto, of the Issuer and each Guarantor, certified as of a recent date by the Secretary of State of the state of its organization and a certificate as to the good standing of the Company as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of the applicable entity, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws and any limited liability company agreement of the entity as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers of the entity authorizing the execution, delivery and performance of the Documents, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Issuer or the applicable Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other Document on behalf of the entity; and (iii) to the extent available, a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

3.1.1.9.              an opinion of counsel for the Issuer and each Guarantor addressed to the Collateral Agent and each other party hereto in customary form and otherwise in form and substance reasonably satisfactory to the Collateral Agent;

3.1.1.10.                      an officer’s certificate from an Authorized Officer of the Issuer and each Guarantor certifying that the condition set forth in Section 3.1.2 has been satisfied;

3.1.1.11.                      Consents from the counterparties to the Contractual Obligations reflected on Schedule 4.4 shall have been obtained in form and substance satisfactory to the Purchasers; and

3.1.1.12.                      all documentation and other information about the Company requested by the Purchasers or the Collateral Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

3.1.2.              Representations and Warranties; No Default.  The representations and warranties contained in this Agreement and the other Documents shall be true and correct in all material respects, and there shall exist no Default or Event of Default, including after giving effect to the transactions contemplated herein.

3.1.3.              Fees and Expenses.  A Structuring Fee in the amount of $300,000, and the expenses of the Purchasers and the Collateral Agent invoiced as of the Closing Date and payable hereunder, shall have been paid in full, in cash.

3.1.4.              Due Diligence.  The Purchasers shall have completed their due diligence, and shall be satisfied with the results thereof, in their sole judgment.

3.1.5.              Subscription Agreement.  The Subscription Agreement shall have been executed and delivered and the transactions therein contemplated shall have been consummated.

3.1.6.              Senior Lien.                              The Purchasers shall be satisfied that, after giving effect to the Collateral Documents, and to the making of any filings contemplated thereby, the Collateral Agent will have a first priority perfected lien in the Patents and all other material assets of the Issuer and each Guarantor to the extent that such perfection of a lien in the Patents can be effected through filings in the United States, subject to only to the existing Liens set forth on Schedule 6.8.

3.2.           Conditions to Subsequent Issuances of Notes and Increases in Revenue Stream Basis.  The obligation of each Purchaser to acquire its respective share of the Notes and additional rights in Monetization Revenues following the Closing Date is subject to the satisfaction of the following conditions, such to be confirmed by delivery of an officer’s certificate or other evidence acceptable to the Purchasers:

3.2.1.              Notice.  The Issuer shall provide not less than 10 Business Days prior written notice of such request.

3.2.2.              Representations and Warranties; No Default. As of the date of the issuance of such Notes, the representations and warranties of the Company contained in this Agreement or any other Document shall be true and correct in all material respects on and as of such date and there shall exist no Default or Event of Default;

3.2.3.              Principal Amount.  The issuance of such Securities shall not cause the aggregate original principal amount of Notes, excluding any PIK Interest, (whether issued on the Closing Date or thereafter) to exceed $20,000,000 (or, following agreement between the parties, if and to the extent that such is reached, as to the contemplated additional $30,000,000 in Notes, $50,000,000);

3.2.4.              Fees and Expenses.  A Structuring Fee in the amount of 2.0% of the principal amount of Notes issued on that date, and the unpaid expenses of the Purchasers and the Collateral Agent invoiced as of the Closing Date and payable hereunder, shall have been paid in full, in cash.

3.2.5.              Monetization Milestone.  The Issuer shall have demonstrated to the satisfaction of the Purchasers that it has received, on a consolidated basis, not less than $20,000,000 of Monetization Revenues for the most recently ended 12 calendar month period prior to such proposed funding date.

3.2.6.              Post Closing Actions.  The Issuer shall have demonstrated to the satisfaction of the Purchasers that the actions specified in Section 6.12.1 have been completed.

3.2.7.              Officers Certificate.  An officer’s certificate from an Authorized Officer of the Issuer certifying that the conditions set forth in Sections 3.2.2, 3.2.5 and 3.2.7 have been satisfied.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchasers to purchase the Revenue Stream, the Notes and the Warrants, the Company hereby represents and warrants to the Purchasers as of the Closing Date that:

4.1.           Organization and Business.  The Company is (a) a duly organized and validly existing corporation or limited liability company, (b) in good standing under the laws of the jurisdiction of its incorporation or organization, and (c) has the power and authority, corporate or otherwise, necessary (i) to enter into and perform this Agreement and the Documents to which it is a party, and (ii) to carry on the business now conducted or proposed to be conducted by it.    Schedule 4.1 sets forth each entity in which any Company holds an interest, directly or indirectly, and sets forth the ownership of all equity securities of each Company and each such other entity (including joint venture, membership or partnership interests, and including convertible securities, options or warrants).  The entities identified on Schedule 4.1 as “Immaterial Subsidiaries” conduct no material operations, and own no material assets.

4.2.           Qualification.  Each Company is duly and legally qualified to do business as a foreign corporation or limited liability company and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, other than where any such failure to be so licensed or qualified has no material impact on the Company’s operations or contemplated operations.

4.3.           Operations in Conformity with Law, etc.  The operations of the Company as now conducted or proposed to be conducted are not in violation in any material respect of, nor is the Company in default in any material respect under, any Legal Requirement, other than where such non compliance is not likely to have a material impact on the Company’s operations or to result in any material liability.

4.4.           Authorization and Non-Contravention.  Each Company has taken all corporate, limited liability or other action required to execute, deliver and perform this Agreement and each other Document. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.  This Agreement and each other Document does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation of the Company or its applicable Subsidiaries, except that certain consents and waivers are required under those Contractual Obligations set forth on Schedule 4.4 or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject or (iii) violate any Legal Requirement.

4.5.           Intellectual Property.    As of the Closing Date, subject solely to the licensing agreements set forth on Schedule 4.5 (the “Existing Licenses”) (true and complete copies of which have been delivered to the Purchasers), the Company shown on Schedule I(a) is the entire, valid, sole and exclusive beneficial and record owner of all right, title and interest to all of the Patents with good and marketable title free and clear of any and all Liens, charges and encumbrances, including, without limitation, that other than the Existing Licenses, there are no pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons, and the Company has the power to bring and sustain action and recover for past, present and future infringement without having to join any other third party and that no provision of any Existing License will materially restrict the ability of such Company to pursue Monetization Activities. The applicable Company shown on Schedule I(a) is listed as record owner of all of the Patents and the recordings in the United States Patent and Trademark Office do not reflect any defects in chain-of-title or unreleased liens, except as reflected on said Schedule.  All of the Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and none of the Patents are at this time the subject to any challenge to their validity or enforceability, other than claims and defenses asserted in connection with the Company’s Monetization Activities and of which the Purchasers have been advised in writing, none of which are, in the Company’s judgment, likely to be resolved in a manner that would result in a Material Adverse Effect.  To the knowledge of the Company, the Patents are valid and enforceable.  The Company has no notice of any lawsuits, actions or opposition, cancellation, revocation, re-examination or reissue proceedings commenced or threatened with reference to any of the Patents, except as referenced above.

4.6.           Material Agreements.  Schedule 4.6 sets forth each agreement relating to the purchase or other acquisition of any Patent, including seller notes issued in connection with such acquisition, and any other material agreement relating to any Patent (other than the Existing Licenses) (collectively, the “Patent Agreements”).  Each such agreement is in full force and effect for the benefit of the Company and to the knowledge of the Company there are no material defaults under any such agreement.

4.7.           Margin Regulations.  The Company is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and the proceeds of the Notes, the Revenue Stream and the Warrants will not be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

4.8.           Investment Company Act.  The Company is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.

4.9.           USA PATRIOT Act, FCPA and OFAC.

4.9.1.              To the extent applicable, the Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.

4.9.2.              No part of the proceeds of the Notes or the purchase price for the Revenue Stream will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.9.3.              None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company, is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

4.10.           No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of Liens on the Collateral.  The Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

4.11.           Binding Effect.  This Agreement and each other Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.12.           Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of the Company (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Purchaser or the Collateral Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading.  With respect to projected financial information and pro forma financial information, the Company represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND COLLATERAL AGENT

Each Purchaser, for itself and for no other Purchaser, and the Collateral Agent hereby represents and warrants to the Issuer as of the Closing Date:

5.1.           Authority.  The Purchaser and the Collateral Agent, as the case may be, has the power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and the Documents to which it is a party.

5.2.           Binding Effect.  This Agreement and each other Document constitute the legal, valid and binding obligations of the Purchaser and the Collateral Agent, enforceable against the Purchaser or the Collateral Agent as the case may be in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3.           Investment Intent.  The Purchaser understands that the Notes, the Warrant and the shares underlying the Warrants are each a “restricted security” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such securities as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of the Note or Warrant (or any securities which are derivatives thereof) to or through any person or entity.

5.4.           Experience of the Purchaser.  The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and Warrant, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Note and Warrant and, at the present time, is able to afford a complete loss of such investment.  The Purchaser understands that its investment in the Note and Warrant involves a significant degree of risk.

5.5.           Access to Information.  The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Note.

5.6           Reliance on Exemptions.  The Purchaser understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire its Note.

ARTICLE VI
COVENANTS

Until all of the Issuer’s obligations with respect to the Notes and the Revenue Stream have been paid in full in cash, the Issuer and each Guarantor shall comply, and shall cause its respective Subsidiaries to comply, with the covenants set forth in this Article VI; provided that following payment in full of the Note Obligations, only the obligations under Sections 6.2, 6.5.2, and 6.6.1 shall continue in effect.

    6.1.     Taxes and Other Charges. The Company shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; provided, further, that the Company shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

    6.2.     Conduct of Monetization Activities. The Company shall undertake its best efforts to diligently pursue the monetization of the Patents (provided that following payment in full of the Note Obligations, the Company shall be required to use “commercially reasonable” rather than “best” efforts), and shall seek to satisfy the Monetization Milestones and shall provide regular updates to the Purchasers and their advisors, and shall consult with Purchasers and their advisors on request, as to such activities.

    6.3.     Maintenance of Existence. The Company shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

    6.4.     Compliance with Legal Requirements. The Company shall comply in all material respects with all valid Legal Requirements applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

    6.5.     Notices; Reports.

       6.5.1.     Certain Notices. The Company shall, promptly following having notice or knowledge thereof, furnish to each of the Purchasers such information as they may reasonably request concerning the Company’s Monetization Activities and Monetization Revenues, including without limitation the following:

       6.5.1.1.     any dispute, litigation, investigation, suspension or any administrative or arbitration proceeding by or against the Company for an amount in excess of $500,000 or affecting the Company’s ownership rights with respect to the Patents; and

       6.5.1.2.     promptly upon acquiring knowledge thereof, the existence of any Default or Event of Default, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

    Each notice pursuant to this Section shall be accompanied by a statement by an Authorized Officer of the Company, on behalf of the Company, setting forth details of the occurrence referred to therein, and stating what action the Company or other Person proposes to take with respect thereto and at what time. Each notice under Section 6.5.1.2 shall describe with particularity any and all clauses or provisions of this Agreement or other Document that have been breached or violated.

    6.5.2.     Certain Reports. The Issuer shall cause to be furnished to each of the Purchasers the following:

  6.5.2.1.     no later than the 30th day of every month, with respect to the prior month, a report and certification of a responsible officer, in each case, in form and detail satisfactory to the Majority Purchasers (x) calculating and certifying to the Company’s Monetization Revenues, including, for the last month of each fiscal quarter as certification as to the Company’s compliance with Section 6.14 and (y) calculating the Liquidity of the Issuer and the Guarantors in accordance with Section 6.10 and certifying as to the Company’s compliance therewith;

6.5.2.2.     copies of any demand, cease and desist or other similar letter and copies of any material filing in any litigation or arbitration relating to the Patents by or against the Company that is not subject to an “attorneys’ eyes only” or other protective order, as soon as reasonably practical after receipt thereof or, in the case of any material letter sent or material filing made by the Company, which is not subject to an “attorneys’ eyes only” or other protective order, as early as practical prior to the date such letter is to be sent or such filing is to be made;

6.5.2.3.              promptly (and in any event within 10 Business Days) after execution thereof, copies of all judgments, settlement agreements or licenses with respect to the Patents; and
6.5.2.4.              promptly (and in any event within 10 Business Days), such additional business, financial, corporate affairs and other information as the Majority Purchasers may from time to time reasonably request.

Subject to the preservation of any privilege, the Company shall authorize and direct any legal counsel or consultant appointed by, and engaged by the Company, to discuss the status of the Company’s Monetization Activities with the Purchasers and the Collateral Agent.

6.6.           Information Rights.

6.6.1.              Upon request of the Majority Purchasers, the Company shall permit any Purchaser and any Purchaser’s duly authorized representatives and agents to visit during normal business hours and inspect any of its property, corporate books, and financial records related to the Patents, to examine and make copies of its books of accounts and other financial records related to the Patents and its Monetization Activities and Monetization Revenues, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its managers, officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Purchasers the finances and affairs of the Company so long as (i) an officer or manager of the Company has been afforded a reasonable opportunity to be present for such discussion and (ii) such accountants shall be bound by standard confidentiality obligations), in each case related to the Patents and the Monetization Activities and Monetization Revenues. In addition, upon request of the Majority Purchasers from time to time, and subject to any claims of privilege, the Company shall provide the Purchasers with a status update of any material development in any litigations or any administrative or arbitration proceeding related to the Patents, unless such information would be subject to an attorney-client privilege.  All reasonable costs and expenses incurred by the Purchasers and their duly authorized representatives and agents in connection with the exercise of the Purchasers’ rights pursuant to this Section 6.6 shall be paid by the Company, up to one visit per month unless an Event of Default has occurred and is continuing.

6.6.2.              The Purchasers acknowledge that in connection with their information and access rights under this Agreement, the Company may be required to provide information that may be deemed to be material non public information; provided that the Company agrees to clearly identify any such information as such, in writing, and, prior to delivery or any material non public information, to request and obtain Purchaser confirmation prior to such delivery that the Purchasers wish to receive non public information notwithstanding that it may constitute material non public information.  The Purchasers and the Company agree to work together in good faith to establish procedures for the handling of information that may constitute material non public information, including procedures that enable the Purchasers to evaluate from time to time the extent to which they are prepared to receive material non public information by the Company and as to which of such information will be subject to periodic “cleansing disclosure” and/or the establishment of “trading windows”  in order to achieve the Purchasers’ objectives of remaining reasonably informed of the Company’s Monetization Activities and available to consult with the Company regarding such activities, while not being unreasonably restricted in public trading of common stock of the Company.  For the avoidance of doubt, subject to the Company not providing the Purchasers with any information that it is not prepared to disclose to the public without first providing a written notice to the Purchasers confirming that they are prepared to receive non public information, the Company shall have no obligation to any Purchaser to disclose information to the public, whether by press release or SEC filing, that it is not otherwise obligated to disclose at such time pursuant to the Securities Exchange Act of 1943 and the regulations of the SEC promulgated thereunder.

6.7.           Indebtedness.  The Company shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except for:

6.7.1.              Indebtedness in respect of the Obligations;

6.7.2.              unsecured trade payables that are not evidenced by a promissory note and are incurred in the Ordinary Course of Business, including such payables owing to suppliers, consultants and advisors, employees and board members, liabilities under corporate credit cards and other similar accounts payable;

6.7.3.              the existing Indebtedness set forth on Schedule 6.7;

6.7.4.              additional unsecured Indebtedness that is subordinated to the rights of the Purchasers under this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Majority Purchasers; and

6.7.5.              additional indebtedness that is assumed in connection with, or incurred to finance, the acquisition of additional Patents and other intellectual property, or to fund monetization activities related thereto provided that such indebtedness is solely recourse to a subsidiary or other entity that solely owns such assets (an “Excluded Subsidiary”), and is solely secured by the assets of such entities, including being secured by no Patents other than “Specified Patents”, and further provided that until the Purchasers have acquired Notes from the Issuer in an aggregate original principal amount of not less than $50,000,000, (x) with respect to newly incurred indebtedness, the Purchasers have first been offered a reasonable opportunity to provide such indebtedness on economic and other terms consistent with the Notes (including a proportionate increase in the Revenue Stream); and (y) in the event that the Purchasers decline to fund such indebtedness on comparable terms to the Notes, the Purchasers have been offered a right of first refusal to provide such indebtedness on comparable economic and other terms, which offer shall be in writing and accompanied by fully executed copies of binding commitment papers or other binding loan documentation which is in effect with a proposed provider of such indebtedness, and shall remain open to the Purchasers (on the same basis as such proposed lender) for not less than 10 Business Days following delivery to the Purchasers of such written offer.

6.8.           Liens.  The Company shall not create, incur, assume or suffer to exist any Lien upon any Patent other than the following (“Permitted Liens”):

6.8.1.               Liens securing the Obligations,

6.8.2.              the Existing Licenses and other non-exclusive licenses that are entered into pursuant to the Company’s Monetization Activities and otherwise in compliance with this Agreement;

6.8.3.              the existing Liens reflected on Schedule 6.8; and

6.8.4.              Liens securing Indebtedness under Section 6.7.5 solely on Specified Patents and proceeds thereof.

6.9.           Management of Patents and Patent Licenses.

6.9.1.              Dispositions.  The Company shall not make any Disposition of any Patents other than (i) entering into settlement agreements or non-exclusive licensing arrangements with respect to Patents in pursuit of the Monetization Activities, (ii) sales of the Company’s proprietary hardware and software products in the ordinary course of business provided, for the avoidance of doubt, that no such arrangements shall permit the use of any Patents other than as required for the sale of such products; and (iii) the entry into exclusive license agreements or sales of Patents with the written consent of the Majority Purchasers.  For the avoidance of doubt, proceeds of any Disposition of Patents shall constitute Monetization Revenues.  The Company shall include in any Disposition (other than outright sales or exclusive licenses of Patents) a prohibition against sublicenses, and a provision that terminates any such arrangement upon a change of control of the licensee. For the avoidance of doubt, nothing in the foregoing shall be construed to prohibit the Company from replacing or dividing existing Patent Agreements under substantially equivalent, or more favorable to the Company, financial and other terms than the Patent Agreements.

6.9.2.              Preservation of Patents.  (a) The Company shall, at its own expense, take all reasonable steps to pursue the registration and maintenance of each Patent and shall take all reasonably necessary steps to preserve and protect each Patent and (b) the Company shall not do or permit any act or knowingly omit to do any act whereby any of the Patents may lapse, be terminated, or become invalid or unenforceable or placed in the public domain.  At its option, the Collateral Agent or the Majority Purchasers may, at the Company’s expense, take all reasonable steps to pursue the registration and maintenance of each Patent and take all reasonably necessary steps to preserve and protect each Patent and the Company hereby grants the Collateral Agent a power-of-attorney to take all steps in the Company’s name in furtherance of the foregoing; provided that the foregoing shall not be interpreted as excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or the Majority Purchasers to cure or perform any obligation of the Company; provided further that the Collateral Agent shall give the Company prompt written notice following any action taken by the Collateral Agent under this Section 6.9.2, and shall endeavor to give advance written notice where feasible.  Notwithstanding the foregoing, the Company shall not be required to preserve the registration of any Patent that it determines is not necessary for its pursuit of its business objectives so long as the Company offers to assign such Patent to the Collateral Agent as its designee, as directed by the Majority Purchasers, for no consideration prior to permitting any Patent to lapse, terminate or become invalid, unenforceable or placed in the public domain, with such first offer to be made within a reasonable time frame prior to the date on which such result would occur to permit time for the Purchasers to consider such offer and for the parties to effect any such transfer.

6.9.3.              Entry into Agreements.  Neither the Company nor any Affiliate of the Company shall enter into any contract or other agreement with respect to the Patents that contains confidentiality provisions prohibiting or otherwise restricting the Company or such Affiliate from disclosing the existence and content of such contract or other agreement to the Purchasers and their counsel.

6.10.           Minimum Liquidity.  The Issuer and Guarantors shall maintain not less than One Million Dollars ($1,000,000) in unrestricted cash and Cash Equivalents (“Liquidity”) (not including amounts on deposit in the Cash Collateral Account except to the extent the Issuer or a Guarantor is entitled to such amounts), and the Issuer shall provide monthly certifications demonstrating Liquidity not later than 30 days after the end of each month.

6.11.           Cash Collateral Account.  Within 30 days following the Closing Date, the Company shall open a depository account (the “Cash Collateral Account”) with Wells Fargo Bank, N.A. or another banking institution reasonably acceptable to the Purchasers and the Collateral Agent (the “Bank”) which Cash Collateral Account shall be subject to a control agreement in form and substance acceptable to the Collateral Agent (the “Control Agreement”), between the Company, the Bank and the Collateral Agent.  The Company shall cause all Monetization Revenues to be deposited into such Cash Collateral Account, shall provide instructions to each payor of Monetization Revenues to directly deposit any Monetization Revenues into the Cash Collateral Account, and the Company hereby authorizes the Majority Purchasers to inform any payor of Monetization Revenues of the Company’s obligation to direct all Monetization Revenues to the Cash Collateral Account as required hereunder. On each deposit of Monetization Revenues to the Cash Collateral Account, the Company shall deliver an officer’s certificate in the form of Exhibit D to the Collateral Agent detailing the source and nature of such Monetization Revenues and setting forth the Company’s calculation of the required application of the resulting Monetization Revenues. On a monthly basis on and after the Closing Date, but no later than the 15th day of each month, the Issuer shall deliver to the Collateral Agent a written statement (each a “Collateral Account Statement”) with reasonable detail showing the amounts applied by the Issuer in the Cash Collateral Account for the prior month to the payment of the Notes and payments to the Company in respect of the Monetization Revenues.  Prior to an Event of Default and the delivery of a notice of exclusive control, the Cash Collateral Account shall be under the control of the Issuer.  Thereafter, unless and until such notice of exclusive control is revoked (which revocation following cure or waiver of all Events of Default, shall be effected by the Collateral Agent), the Cash Collateral Account shall be under the sole control of the Collateral Agent and the Company may not have withdrawal rights with respect to, or otherwise control of, the Cash Collateral Account.  The Company and the Collateral Agent shall have access to account statements from the Bank concerning the Cash Collateral Account.

6.12.           Further Assurances.  Upon the reasonable request of the Majority Purchasers or the Collateral Agent, the Company shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or Majority Purchasers may reasonably request from time to time in order to carry out the purposes of the Documents.  Promptly upon the Company acquiring any new Subsidiary (excluding Immaterial Subsidiaries and Excluded Subsidiaries), the Company shall cause such Subsidiary to execute the Collateral Documents and any other documentation requested by the Collateral Agent, and to take any action reasonably requested to grant to the Collateral Agent, and perfected, liens on its material assets, which liens shall be senior in priority to liens other than Permitted Liens and Liens described in Section 6.8.4.  In addition, the Issuer shall use its best efforts to cause to be completed, on or before April 15, 2015, the actions specified on Schedule 6.12.  Notwithstanding the preceding sentence, the Issuer may form a newly created German subsidiary to hold rights to pursue Monetization Activities related to Patents of TLI Communications LLC, such German subsidiary shall not be required to provide a Guaranty or to pledge its assets, and the Issuer (or its Subsidiary that directly owns such newly created entity) shall not be required to pledge more than 65% of the voting equity of such German subsidiary.

6.12.1.              The Company shall (a) have made such additional filings in the United States Patent and Trademark Office and the in the relevant filing offices in Germany, the United Kingdom and China necessary to correct the defects in the chain-of-title to such Patents noted on Schedule 6.12, (b) with respect to Patents registered in the United States Patent and Trademark Office,  have executed and delivered an updated Patent License Agreement and Patent Security Agreement to reflect such corrections and (c) with respect to Patents registered in Germany, the United Kingdom and China have executed and delivered such agreements and made such filings necessary in the applicable filing office, for each patent and application in Germany, the United Kingdom and China, to reflect the security interest of the Collateral Agent.

6.12.2.              The Issuer and the Guarantors shall use its best efforts to pledge no more than 65% of the voting equity of MedTech Development Deutschland Gmbh by no later than February 28, 2015.

6.12.3.              Any outstanding debt owed by the Company under the Promissory Notes between Issuer and Grancius IP, LLC, The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education and TechDev Holdings, LLC, dated May 2, 2014 shall be paid no later than April 30, 2015.

6.12.4.              The Company shall either repay any outstanding debt owed under the Amended and Restated Promissory Note dated January 1, 2015 by and between Orthophoenix, LLC and Medtronic, Inc. or obtain a consent and acknowledgment, in form and substance satisfactory to the Purchasers, from Medtronic, Inc. by February 28, 2015.  Orthophoenix, Inc. shall provide a guaranty and pledge on the earlier of repayment of the outstanding debt or the Company obtaining such consent from Medtronic, Inc.; provided, however, that the failure to satisfy this obligation shall not result in an Event of Default and the Purchasers exclusive remedy shall be the adjustment of the Threshold Amount pursuant to Section 2.6.4.

6.13.           Confidentiality.  Each party hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, members, investors, auditors, attorneys, financial advisors, other consultants and advisors and assignees to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis or becomes available to such party on a non-confidential basis, (2) publicly available through no fault of such party or (3) later lawfully acquired from other sources by such party), and neither party hereto shall release or disclose such Information to any other person, except on a confidential basis to its officers, directors, employees, agents, members, investors, Affiliates, auditors, attorneys, financial advisors, other consultants and advisors and except in connection with any proposed assignment or participation of the rights of a Purchaser under this Agreement made in accordance with Section 9.10.2, provided such prospective assignee or participant has agreed to be bound by the confidentiality provisions consistent with those set forth herein.

6.14.           Minimum Monetization Revenues.  The Issuer and its Subsidiaries shall have Monetization Revenues for each four fiscal quarter period commencing with the four fiscal quarter period ended December 31, 2014 of at least $15,000,000.

ARTICLE VII
EVENTS OF DEFAULT

7.1.           Events of Default.  Each of the following events is referred to as an “Event of Default”:

7.1.1.              Payment.  The Issuer shall fail to make any payment due hereunder within 3 Business Days of when such payment is due and payable.

7.1.2.              Other Covenants.  The Issuer or any Guarantor shall (x) fail to perform or observe in any material respect any of the covenants or agreements contained in Article VI or (y) fail to perform or observe in any material respect any of the covenants or agreements elsewhere in this Agreement or in any other Document (other than those covenants or agreements specified in clause (x) above) such failure continues for thirty days after the earlier of (i) written notice to the Issuer by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Issuer of such failure.

7.1.3.              Representations and Warranties.  Any representation or warranty of or with respect to the Issuer or any Guarantor, pursuant to or in connection with any Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered by any such entity so representing to the other parties hereto in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

7.1.4.              Cross Default.  Prior to the payment in full of the Note Obligations, any event of default, after giving effect to any applicable grace, cure, or waiver period specified in the underlying document, with respect to any Indebtedness in excess of $500,000 of the Issuer or any Subsidiary (excluding Immaterial Subsidiaries and Excluded Subsidiaries) that is on account of a default in any payment under such Indebtedness shall occur and be continuing.

7.1.5.              Liquidation; etc. The Issuer, any Guarantor or any Subsidiary thereof (excluding Immaterial Subsidiaries and Excluded Subsidiaries) shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

7.1.6.              Change of Control.  Prior to payment in full of the Note Obligations, either of the following shall have occurred:  (i) except as expressly waived in writing by the Majority Purchasers, any Related Group that, as of the date hereof, holds directly or indirectly, beneficial ownership of 14.99% or more of the Issuer’s common stock (calculated after conversion of any convertible stock and the exercise of any warrants or options, in each case, held by the members of such Related Group) (such common stock and securities exercisable or convertible into common stock, “equity securities”) shall transfer or sell (other than within the Related Group), equity securities representing more than five percent (5%) of the equity securities held by the Related Group as of the date of this Agreement; or (ii) Doug Croxall shall cease to be the full time chief executive officer of the issuer; provided, that no Event of Default shall arise under clause (ii) of this Section 7.1.6 if, within 60 days of Doug Croxall resigning or otherwise ceasing to act as chief executive offer, a replacement is appointed that is acceptable to the Majority Purchasers in their reasonable discretion.

7.1.7.              Judgments.  Prior to the payment in full of the Note Obligations, a final judgment (a) which, with other outstanding final judgments against the Issuer, any Guarantor or any Subsidiary thereof (excluding Immaterial Subsidiaries and Excluded Subsidiaries), exceeds an aggregate of $500,000 shall be rendered against such entity or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Effect and in either case if (i) within 60 days after entry thereof (or such longer period permitted under the terms of such judgment), such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

7.1.8.              Bankruptcy, etc.  The Issuer, any Guarantor or any Subsidiary thereof (excluding Immaterial Subsidiaries and Excluded Subsidiaries) shall:

7.1.8.1.              commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

7.1.8.2.              (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

7.1.8.3.              seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

7.1.8.4.              have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

7.1.8.5.              make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

7.1.9.              Collateral.  Prior to payment in full of the Note Obligations, any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Issuer or any Guarantor or such entity shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Collateral Agent or the Purchasers.  to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens and such failure shall continue for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure.

7.2.           Remedies Following an Event of Default.  If any one or more Events of Default shall occur and be continuing, then in each and every such case:

7.2.1.              Specific Performance; Exercise of Rights.  The Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) may proceed to protect and enforce such party’s rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in any Document, or in aid of the exercise of any power granted in any Document, including directing the Company to take any action requested by the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) in any Monetization Activity regarding the Patents;

7.2.2.              Acceleration.  The Majority Purchasers may, by notice in writing to the Issuer, declare the remaining unpaid amount of the then-outstanding Notes, together with accrued and unpaid interest and fees thereon, and, to the extent that an Event of Default occurs and is continuing that would remain applicable following payment in full of the Notes, the balance of the Revenue Stream, to be immediately due and payable; provided that if a Bankruptcy Event of Default pursuant to Section 7.1.8 shall have occurred, such amounts shall automatically become immediately due and payable; and provided, that in such event, the Issuer shall immediately and unconditionally be obligated to pay, as liquidated damages with respect to the Revenue Stream, the maximum amount of the Revenue Stream in full, in cash, i.e., the Company shall pay to the Purchasers with respect to the Revenue Stream, an amount equal to 15x (1,500%) of the Revenue Stream Basis, less any amounts previously applied to the Revenue Stream.

7.2.3.              Additional Cure Periods.  Notwithstanding Section 7.2.2, (w) in the event that an Event of Default occurs under Section 7.1.1 because the Company is prevented from making a timely payment required hereunder because of strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (a “Force Majeure Event”), so long as the Issuer provides Purchasers with prompt written notice of the occurrence of such event and of the fact that it is preventing the Company from making timely payments (or, if written notice is prevented by such Force Majeure Event, notice in the form possible), and further provided that the Company uses its best efforts to make the required payment, and does make the required payment, as soon as possible after the impediment to making the payment is resolved, Purchasers shall not accelerate the Revenue Stream on account of such Event of Default and, if it has accelerated prior to receiving such notice, shall revoke such acceleration; (x) prior to any acceleration of the Revenue Stream on account of the first breach by the Company of Section 7.1.1 not caused by a Force Majeure Event, the Collateral Agent or the Majority Purchasers shall first provide the Issuer with notice of such intent to accelerate and the Issuer shall have an additional 5 days to cure such Event of Default  prior to any acceleration on account thereof; (y) prior to any acceleration of the Revenue Stream on account of a breach of Section 6.5.2 or Section 6.6.1, the Collateral Agent or the Majority Purchasers shall first provide the Issuer with not less than 15 days prior written notice of such intent to accelerate, except that where 30 days notice of the Event of Default has already been provided as contemplated under Section 7.1.2(i) this clause (ii) shall not apply; and (z) prior to any acceleration of the Revenue Stream on account of a breach of Section 6.2, the Collateral Agent or the Majority Purchasers shall first provide the Company with 60 days prior written notice of such intent to accelerate, which notice shall specify the action(s), or omission(s), that the Majority Purchasers maintain constitutes the breach of such Section 6.2.

7.2.4.              Standstill.  Upon notice in writing from the Majority Purchasers, the Company shall not enter into any new pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons with respect to any of the Patents; and

7.2.5.              Cumulative Remedies.  To the extent not prohibited by applicable law which cannot be waived, each party’s rights hereunder and under the other Documents shall be cumulative;

provided that, effective upon the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) enforcing any such rights or remedies under this Agreement or any other Document, or under applicable law, the Purchasers and the Collateral Agent shall (1) grant, and do hereby grant, to the Company a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties under the Existing Licenses and the sale of proprietary products and any other licenses entered into in compliance with this Agreement) to the Patents, which license shall be non-revocable by any third party transferee or any other person or entity that acquires rights in the Patents (by foreclosure or otherwise) at any time following such exercise of rights or remedies, and (2)  require as a condition to the effectiveness of any such transfer or assignment (by foreclosure or otherwise) of the Patents or rights in the Patents, that the applicable transferee or assignee acknowledge and agree to the non-revocable grant to the Company of the perpetual license of the type described in the immediately preceding clause (1), which acknowledgement and agreement by such transferee or assignee shall be made in a writing, signed by a duly authorized officer of such transferee or assignee, made to and for the express benefit of the Company, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Company promptly following any such transfer or assignment.

7.3.           Annulment of Defaults.  Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of this Agreement until the earlier of (x) Majority Purchasers shall have waived such Event of Default in writing, (y) the Company shall have cured such Event of Default to the Majority Purchasers’ reasonable satisfaction or the Company or such Event of Default otherwise ceases to exist, or (z) the Collateral Agent and the Purchasers or Majority Purchasers (as required by Section 9.4.1) have entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued.  No such action by the parties hereto shall prevent the occurrence of, or effect a waiver with respect to, any subsequent Event of Default or impair any rights of the parties hereto upon the occurrence thereof.

7.4.           Waivers.  To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Company waives:

7.4.1.              all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement), protests, notices of protest and notices of dishonor;

7.4.2.              any requirement of diligence or promptness on the part of the Purchasers in the enforcement of its rights under this Agreement;

7.4.3.              any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

7.4.4.              any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or with respect to the Obligations.

ARTICLE VIII
COLLATERAL AGENT

8.1.           Appointment of Collateral Agent.  Each of the Purchasers hereby appoints  DBD Credit Funding LLC as Collateral Agent to act for them as collateral agent, to hold any pledged collateral and any other collateral perfected by perfection or control for the benefit of the Purchasers.  Without limiting the foregoing, the Collateral Agent shall take direction from the Majority Purchasers and shall distribute any proceeds of Collateral (net of its own expenses) to the Purchasers to apply to the payment of the Notes.

8.2.           Collateral.  The Collateral Agent shall act at the instruction of the Majority Purchasers with respect to providing any vote, consent or taking other action with respect to the Collateral.

8.3.           Collateral Agent’s Resignation.  The Collateral Agent may resign at any time by giving at least 30 days’ prior written notice of its intention to do so to each of the other parties hereto and upon the appointment by the Majority Purchasers of a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s giving of such notice of resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent, with the consent of the Majority Purchasers.  Upon the appointment of a new Collateral Agent hereunder, the term “Collateral Agent” shall for all purposes of this Agreement thereafter mean such successor.  After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, or the removal hereunder of any successor Collateral Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

8.4.           Concerning the Collateral Agent.

8.4.1.              Standard of Conduct, etc.  The Collateral Agent and its officers, directors, employees and agents shall be under no liability to any of the Purchasers or to any future holder of any interest in the Obligations for any action or failure to act taken or suffered in the absence of gross negligence and willful misconduct, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in the absence of gross negligence and willful misconduct.

8.4.2.              No Implied Duties, etc.  The Collateral Agent shall have and may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers incidental thereto.  The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement except for action specifically provided for in this Agreement to be taken by the Collateral Agent.

8.4.3.              Validity, etc.  The Collateral Agent shall not be responsible to any other party or any future holder of any interest in the Obligations (a) for the legality, validity, enforceability or effectiveness of any Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with any Document, (c) for the existence or value of any assets included in any security for the Obligations, (d) for the effectiveness of any Lien purported to be included in the security for the Obligations, or (e) for the perfection of the security interests for the Obligations.

8.4.4.              Compliance.  The Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Document.

8.4.5.              Employment of Agents and Counsel.  The Collateral Agent may execute any of its duties as Collateral Agent under this Agreement or the other Documents by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the parties hereto for the default or misconduct of any such employees, agents or attorneys-in-fact selected by the Collateral Agent acting in the absence of gross negligence and willful misconduct.  The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

8.4.6.              Reliance on Documents and Counsel.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Collateral Agent.

8.4.7.              Collateral Agent’s Reimbursement.  The Purchasers agree to indemnify the Collateral Agent for any losses arising from its appointment as the Collateral Agent or from the performance of its duties hereunder and to reimburse the Collateral Agent for any reasonable expenses; provided, however, that the Collateral Agent shall not be indemnified or reimbursed for liabilities or expenses to the extent resulting from its own gross negligence or willful misconduct.

8.4.8.              Assumption of Collateral Agent’s Rights.  Notwithstanding anything herein to the contrary, if at any time no Person constitutes the Collateral Agent hereunder or the Collateral Agent fails to act upon written directions from the parties hereto, the Majority Purchasers shall be entitled to exercise any power, right or privilege granted to the Collateral Agent and in so acting the Majority Purchasers shall have the same rights, privileges, indemnities and protections provided to the Collateral Agent hereunder.

ARTICLE IX
GENERAL PROVISIONS

9.1.           Expenses.  The Company agrees to promptly pay in full (i) subject to the availability and limited to the proceeds of the Notes, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and of any local counsel in any relevant jurisdiction) incurred, by the Collateral Agent or the Purchasers in connection with the preparation, negotiation, execution and delivery of the proposal letter and the Documents, including the Purchasers’ due diligence and credit approval process in connection with the financing, not to exceed $185,000 in the aggregate for services in connection with the initial Closing, (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Purchasers pursuant to Section 6.9.2, Section 6.11 and Section 6.12 or otherwise expressly payable by the Company under this Agreement, (iii) following an Event of Default, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Collateral Agent or the Purchasers in enforcing any obligations hereunder or under any other Document on account of such Default or in collecting any payments due hereunder, including broker’s fees and other third party professional fees and expenses and (iv) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and any local counsel in any relevant jurisdiction) incurred by the Collateral Agent or the Purchasers in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings, or any amendment, forbearance or waiver hereunder.  Any such costs and expenses invoiced prior to a Closing Date shall be paid on such Closing Date, first through application of any expense deposit.  The unused balance, if any, of any expense deposit shall be released to the Company following completion of the Control Agreement pursuant to Section 6.11 and any post closing activities, including perfection in any Collateral.  Any other costs and expenses shall be paid within thirty (30) days of the submission of an invoice to the Company therefor, provided that the Collateral Agent’s application of the proceeds of the Monetization Revenues towards such expenses pursuant to Section 6.11 shall be deemed to be timely payment thereof if the Collateral Agent receives sufficient Monetization Revenues within such 30 day period.  Any amounts not timely paid shall bear interest, payable in cash, at a rate of 10% per annum compounding quarterly. The provisions of this Section 9.1 shall survive the repayment in full of the Notes and the termination of this Agreement.

9.2.           Indemnity.  In addition to the payment of expenses pursuant to Section 9.1, whether or not the transactions contemplated hereby shall be consummated, the Company (as “Indemnitor”) agrees to indemnify, pay and hold the Collateral Agent and the Purchasers, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Collateral Agent and the Purchasers (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses (other than lost profit), damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees) by any person who is not a Purchaser or an Affiliate thereof or the Collateral Agent or an Affiliate thereof, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement and the Notes (the “Indemnified Liabilities”); provided that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee or any of its officers, directors, partners, managers, members, employees, agents and/or Affiliates.  Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of the Indemnitor.  The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.2 that is effected without its prior written consent, which consent shall not be unreasonably withheld.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  Notwithstanding anything to the contrary in this Agreement, no party shall be liable to the other party or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages. The provisions of this Section 9.2 shall survive the repayment in full of the Notes and the termination of this Agreement.

9.3.           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered via facsimile, email (in each case, followed promptly by delivery from a nationally recognized overnight courier) or a nationally recognized overnight courier.  Such notices, demands and other communications will be delivered or sent to the address indicated on Schedule 9.3 or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.  Any such communication shall be deemed to have been received when actually delivered or refused.

9.4.           Amendments, Consents, Waivers, etc.

9.4.1.              Amendments.  No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective without the written consent of each of the Company, the Collateral Agent and the Majority Purchasers; provided that the consent of each affected Purchaser shall be required for any amendment that (i) waives or reduces any amounts owed to it under this Agreement or extends the date for payment of any amount hereunder, (ii) releases the Company or (iii) releases all or any material portion of the Collateral, except in connection with any Disposition of Patents to the extent permitted under Section 6.9.1.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4.1 shall be binding upon the holders of the Obligations at the time outstanding and each future holder thereof.

9.4.2.              Course of Dealing; No Implied Waivers.  No course of dealing between the Purchasers and the Company shall operate as a waiver of any Purchaser’s rights under this Agreement or with respect to the Obligations.  In particular, no delay or omission on the part of any Purchaser in exercising any right under this Agreement or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or thereunder.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

9.5.           No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in financing transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.6.           Certain Acknowledgments.  Each of the Company and the Purchasers acknowledges that:

9.6.1.              it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

9.6.2.              no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Company and the Purchasers.

9.7.           Venue; Service of Process; Certain Waivers.  The Company and Purchaser:

9.7.1.              irrevocably submit to the exclusive jurisdiction of any New York state court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof;

9.7.2.              waive to the extent not prohibited by applicable law that cannot be waived, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court;

9.7.3.              consent to service of process in any such proceeding in any manner at the time permitted under the applicable laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.3 is reasonably calculated to give actual notice; and

9.7.4.              waive to the extent not prohibited by applicable law that cannot be waived any right to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

9.8.           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH COMPANY AND EACH PURCHASER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  The Company acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which the Purchasers have relied and will rely in entering into this Agreement.  Any of the Company or Purchasers may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and Purchasers to the waiver of their rights to trial by jury.

9.9.           Interpretation; Governing Law; etc.  All covenants, agreements, representations and warranties made in this Agreement or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by such Purchaser, and shall survive the execution and delivery to the Purchasers hereof and thereof.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement and the Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral.  This Agreement may be executed in any number of counterparts which together shall constitute one instrument.  This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or the Documents or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

9.10.           Successors and Assigns.

9.10.1.              The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by Sections 9.10.2 and 9.10.3.

9.10.2.              The Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Majority Purchasers.  Any Purchaser may sell, assign, participate or transfer all or any part of their rights under this Agreement to an Eligible Assignee (as defined below); provided that such Purchaser and the assignee of such Purchaser shall have delivered an executed Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit E to the Company and each other Purchaser.  In the case of any sale, assignment, transfer or negotiation of all or part of the rights of a Purchaser under this Agreement that is authorized under this Section 9.10.2, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Purchaser hereunder.  The Purchasers agree to provide to the Company prompt written notice of any sales, assignments or transfers permitted hereunder, including the name and address of the transferee(s).  “Eligible Assignee” means any Affiliate of the Purchasers or the Collateral Agent, any commercial bank, insurance company, finance company, financial institution, fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act (subject to such consents, if any, as may be required above under this Section 9.10.2)).

9.10.3.              The Issuer shall maintain at its principal office, or the principal office of its counsel, a register (the “Register”) in which the Issuer shall keep a record of the Notes made by each Purchaser, payments to each Purchaser and any transfer of the rights of an Purchaser; provided that the Issuer shall have no obligation to update the register to reflect any sales, assignments or transfers made by the Purchasers in the event that the Purchasers fail to give the Issuer written notice as required under Section 9.10.2.  The requirement that the ownership and transfer of the rights of the Purchasers under this Agreement shall be reflected in the Register is intended to ensure that the Notes qualify as an obligation issued in “registered form” as that term is used in Sections 163(f), 871(h), and 881(c) of the Code and shall be interpreted accordingly and, notwithstanding anything to the contrary in this Agreement.

9.11.           Tax Treatment.

9.11.1.              The Company and each Purchaser intend that, solely for federal, state and local income tax purposes and for no other purpose, the relationship between the Purchasers and the Company that is created by this Agreement with respect to the Revenue Stream shall be treated as creating a partnership (the “Tax Partnership”), with the Purchasers and the Company and each Guarantor being treated as partners of such partnership; it being understood for avoidance of doubt that the relationship between the Company and the Purchasers by this Agreement shall be a debtor-creditor relationship for all other purposes.

9.11.2.              The Company and each Purchaser hereby agree that for purposes of determining the Company’s and each Purchaser’s distributive share of income, gain, loss and deduction of the Tax Partnership:

9.11.2.1.                      The Tax Partnership shall maintain capital accounts for each of the Issuer and the Purchasers consistent with the rules of Treasury Regulations Section 1.704-1(b); it being understood that under no circumstances shall any such rule override the economic relationship between the parties as to their respective shares of the Monetization Revenues set forth in this Agreement;

9.11.2.2.                      The Issuer and each Guarantor shall be deemed to contribute to the Tax Partnership the right to generate revenue through the exploitation of the Patents (the “Patent Rights”), which such right the parties agree had a fair market value of $750,000 as of the date of contribution;

9.11.2.3.                      The Purchasers shall be deemed to contribute to the Tax Partnership the portion of the purchase price for the Notes allocated to the acquisition of rights to the Revenue Stream;

9.11.2.4.                      The Tax Partnership shall allocate items of income, gain, loss and deduction to the Company and the Purchasers in a manner that causes the capital accounts of the parties to be equal to the amounts payable pursuant to this agreement if the Tax Partnership sold the Patent Rights and any other non-cash assets for an amount equal to the book value of the Patent Rights and any other non-cash assets (as determined pursuant to Treasury Regulations Section 1.704-1(b)) and distributed  the proceeds and any other cash pursuant to this Agreement.

9.11.3.              The Company and each Purchaser shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with any treatment described in this Section 9.11.  The Issuer shall be the tax matters partner of the Tax Partnership.

9.11.4.              The Issuer and each of the Purchasers will cooperate to provide each other with any information reasonably requested by any of them in connection with the preparation or filing of any return, declaration, report, election, information return or other statement or form filed or required to be filed with any governmental authority relating to Taxes (a “Tax Return”) for any of them or for or relating to the partnership described in the first sentence of this Section 9.11.  The Issuer shall be responsible for preparing and filing any Tax Return for or relating to such partnership, and the out-of-pocket costs incurred in connection with the preparation and filing of any Tax Return for or relating to the Tax Partnership shall be treated as an expense of the Tax Partnership.  The Purchasers shall provide such cooperation as reasonably requested by the Issuer in connection with its preparation of such Tax Returns.

9.11.5.              For the avoidance of doubt, no fiduciary relationship is intended to be created by this Agreement between the Company and any Purchaser.

9.12.           Non-Recourse to Non-Parties.  The Purchasers agree and acknowledge that there shall be no recourse to any Person not party to this Agreement or the other Documents, including, without limitation, the directors and officers and equity holders of the Company and their Affiliates who are not parties to a Document (collectively, the “Non-Parties”) for any of the Obligations, including as follows: (i) no Non-Party, shall be personally liable, and Purchasers shall not commence or prosecute any action against any Non-Party, for payment or performance of any Obligation; (ii) Purchasers shall not seek, obtain, or enforce a deficiency judgment against any Non-Party; (iii) Purchasers’ recourse for the Obligations shall be limited to its rights and remedies under this Agreement or any other Document; (iv) Purchasers shall not be entitled to obtain specific performance or any other order, remedy, or relief against any Non-Party relating to any claim arising from this Agreement or any other Document if compliance with such order, remedy, or relief would directly or indirectly require such Non-Party to expend any funds; and (v) Purchasers waive any right to exercise any right of set-off, arising from any of the Obligations, against any funds of any Non-Party in Purchasers’ custody, control, or possession; provided that the foregoing shall not restrict or limit any liability or other means of recourse available to the Purchasers against the Non-Parties arising out of any intentional act by any Non-Party with the intention to cause, and which does cause, the Company to breach the covenants and agreements set forth herein or (z) any fraudulent act or willful misconduct by any Non-Party. Additionally, all representations and warranties, covenants and agreements made herein are contractual in nature and do not create any fiduciary relationships among any of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

Purchasers:

DBD Credit Funding LLC

/s/ Constantine M. Dakolias
__________________________________________
By:  Constantine M. Dakolias
Title: President

Collateral Agent:

DBD CREDIT FUNDING LLC

/s/ Constantine M. Dakolias
__________________________________________
By:  Constantine M. Dakolias
Title: President

Issuer:

MARATHON PATENT GROUP, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

Guarantors:

SAMPO IP, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

RELAY IP, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

CYBERFONE SYSTEMS, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

VANTAGE POINT TECHNOLOGY, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

CRFD RESEARCH, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

E2E PROCESSING, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

LOOPBACK TECHNOLOGIES, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

LOOPBACK TECHNOLOGIES II, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

SIGNAL IP, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

HYBRID SEQUENCE IP, INC.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

PME ACQUISITION LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

SOEMS ACQUISITION CORP.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

IP LIQUIDITY VENTURES ACQUISITION LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

IP LIQUIDITY VENTURES, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

SARIF BIOMEDICAL ACQUISITION LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

SARIF BIOMEDICAL LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

SELENE COMMUNICATION TECHNOLOGIES ACQUISITION LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

SELENE COMMUNICATION TECHNOLOGIES, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

DA ACQUISITION LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

DYNAMIC ADVANCES, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

CLOUDING CORP.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

TLI ACQUISITION CORP.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

TLI COMMUNICATIONS LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

MEDTECH GROUP ACQUISITION CORP.

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: CEO

TLIF, LLC

/s/ Doug Croxall
__________________________________________
By:  Doug Croxall
Title: Manager

APPENDIX I

DEFINITIONS

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (a) any officer or director or general partner of such specified Person, (b) any other Person of which such specified Person or any Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests, (c) any other Person directly or indirectly controlling such specified Person through a management agreement, voting agreement or other contract and (d) with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor; provided that neither the Collateral Agent or any Purchaser (or any Affiliate thereof) shall be deemed an Affiliate of the Company on account of the amounts owed to it under the Agreement or the relationship created thereby.

“Applicable Percentage” means:

For the avoidance of doubt, and without duplication, following the Company’s receipt and retention of the Threshold Amount and payment in full of all Note Obligations,

(a)           until the Purchasers have received with respect to the Revenue Stream (i.e., for the avoidance of doubt, following payment in full of all Note Obligations) an amount equal to 5x (i.e., 500%) of the Revenue Stream Basis, 25%;

(b)           until the Purchasers have received an aggregate amount with respect to the Revenue Stream equal to 10x (i.e., 1,000%) of the Revenue Stream Basis, 20% (except that, if, prior to acceleration of the Revenue Stream, Purchasers have received a 6x return on the Revenue Stream Basis with respect to the Revenue Stream before January 29, 2016 (or, with respect solely to increases to the Revenue Stream Basis for issuances after the Closing, the first anniversary of such issuances), the Revenue Stream shall have been fully satisfied by such receipt of a 6x return);

(c)           unless the Purchasers have received payment in full of all Note Obligations, and either a 6x return on the Revenue Stream Basis if prior to January 29, 2016 or a 10x return if prior to the Maturity Date (or, with respect solely to increases to the Revenue Stream Basis for issuances after the Closing, the first anniversary of such issuances and the 42 month anniversary of such issuances, respectively and, in each case, prior to acceleration of the Revenue Stream (in either of which case, this clause (c) shall not apply) until the Purchasers have received an aggregate amount with respect to the Revenue Stream equal to 15x (i.e., 1,500%) of the Revenue Stream Basis, 15%.

Provided, subject to Section 7.2.3, upon any acceleration of the Revenue Stream, the Issuer shall (i) be obligated to apply 70% of all Monetization Net Revenues to the satisfaction of the balance of the Revenue Stream (i.e., the Issuer shall have no ongoing right following such acceleration to retain future Monetization Net Revenues up to the Threshold Amount); and (ii) the Purchasers' right to payment of the balance of the Revenue Stream shall constitute a general unsecured claim against the Issuer, shall not be limited in recourse to Monetization Net Revenues and the amount of such claim shall not be contingent on the amount of any future Monetization Net Revenues.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief restructuring officer, chief financial officer, president, treasurer, comptroller or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Default” means an Event of Default referred to in Section 7.1.8.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

“Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

“Cash Equivalents” means cash on deposit at a bank; certificates of deposit; money market mutual funds or U.S. Treasury bills with a remaining maturity of 90 days or less.

“Closing” and “Closing Date” mean January 29, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Patent Security Agreement, the Control Agreement referred to in Section 6.11, any financing statement (or amendment thereto) naming the Company as debtor and the Collateral Agent as secured party,  and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to these agreements.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Capital Stock or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject, including any Material Contract or Patent Agreement.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

“Disposition” means the sale, transfer, license, profit and revenue sharing arrangements, derivative interests, lease or other disposition (including any sale or issuance of equity interests in the Company or any subsidiary of the Company) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions.  “Dispose” shall have the correlative meaning.

“Documents” means this Agreement, the Notes, the Collateral Documents, the Warrants, the Subscription Agreement, and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to this Agreement.

“Excluded Subsidiaries” means Subsidiaries of the Issuer whose sole material assets are Specified Patents and proceeds thereof, and whose sole material operations are the pursuit of Monetization Revenues from such Specified Patents, it being understood that there are no Excluded Subsidiaries as of the Closing.

“Force Majeure Event” has the meaning provided in Section 7.2.3.

“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee” means, with respect to any specified Person:

(a)           any guarantee by such Person of the payment or performance of, or any contingent obligation by such Person in respect of, any Indebtedness or other obligation of any primary obligor;

(b)           any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of such Person, including any binding “comfort letter” or “keep well agreement” written by such Person, to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

(c)           any liability of such Person, as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

(d)           any liability of such Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

(e)           any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of such Person and its Subsidiaries) that is consolidated for tax purposes; and

(f)           reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees;

in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Immaterial Subsidiary” is a Subsidiary of the Issuer with no material assets or operations, including not owning any interests in any other entities, and which does not, in any event, own any material Patents or rights thereto.

“Indebtedness” means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified as indebtedness upon a balance sheet of the Company, but in any event including (without duplication):

(a)           indebtedness for borrowed money;

(b)           indebtedness evidenced by notes, debentures or similar instruments;

(c)           Capitalized Lease Obligations and Synthetic Lease Obligations;

(d)           the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the Ordinary Course of Business), and any long-term contractual obligations for the payment of money, but not including contingent fees payable to counsel;

(e)           mandatory redemption, repurchase or dividend rights on Capital Stock (or other equity), including provisions that require the exchange of such Capital Stock (or other equity) for Indebtedness from the issuer;

(f)           reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees (without duplication of other Indebtedness supported or guaranteed thereby);

(g)           unfunded pension liabilities;

(h)           liabilities secured by any Lien (other than Liens securing the Obligations) existing on property owned or acquired by the Company, whether or not the liability secured thereby shall have been assumed; and

(i)           all Guarantees in respect of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed to do so).

“Legal Requirement” means, with respect to any specified Person, any present or future requirement imposed upon such Person and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or any state or political subdivision thereof, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction where the such Person or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing.

“LIBOR” means the greater of (x) 1.00% per annum or (y) the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a twelve (12) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Collateral Agent from time to time in its reasonable discretion (the “Eurodollar Screen Rate”), such to be annually established as of each January 2.

“Lien” means with respect to any specified Person:

(a)           any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing), but shall not include: (i) liens for any tax, assessment or other governmental charge not yet due or that are being contested in good faith by appropriate proceeding, (ii) materialmen’s and mechanics’ liens or other like Liens, arising in the Ordinary Course of Business for amounts not yet due or that are being contested in good faith; and (iii) liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts or leases, incurred in the Ordinary Course of Business;

(b)           the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease and a Synthetic Lease);

(c)           the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse;

(d)           in the case of securities, any purchase option, call or similar purchase right of a third party;

(e)           the existence for a period of more than 120 consecutive days of any Indebtedness against such Person which if unpaid would by law or upon a Bankruptcy Default be given priority over general creditors.

“Majority Purchasers” means the Purchasers that hold more than 50% of the aggregate outstanding Notes and Revenue Stream.

“Margin Stock” means “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means, with respect to the Company, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse effect on the business, assets, financial condition, income or prospects of the Company.

“Material Contract” means, with respect to any Person, any contract or agreement of the type described in Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, regardless whether such Item is applicable to such Person.

“Monetization Activities” means any activities necessary or desirable to generate revenue from intellectual property anywhere in the world by means of license (non-exclusive or exclusive), assignment, enforcement, litigation, arbitration, negotiation, covenant not to sue or assert, or otherwise.

“Monetization Expenses” means, in each case with respect to any Monetization Revenues, any amounts owed by the Issuer and any Subsidiary to third parties with respect to such Monetization Revenues on account of  (a) contingency fee payments, (b) expenses and retained interests covered by any contingency law firms that the Issuer and any Subsidiary is obligated to pay; (c) amounts owed by the Issuer and any Subsidiary to any prior owners or agents of any patents and patent applications of the Issuer and any Subsidiary  included in the transaction giving rise to a Monetization Activity; (d) amounts owed to experts or consultants on a contingency basis, i.e., in lieu of cash fees; and any other out-of-pocket expenses or retained interests (excluding fees) paid or payable to third parties reasonably incurred by the Issuer and any Subsidiary; provided, however, that (x) all arrangements under (a), (b) and (c) that are in place at Closing are set forth on Schedule 1(b), (y) for the purposes of calculating the Revenue Stream,  the aggregate sum of such expenses or retained interests may not exceed the lesser of (A) the actual expenses or retained interests incurred by the Issuer and any Subsidiary or (B) 40% of the gross related Monetization Revenues and provided, further, that (z) Monetization Expenses shall not include any amount (other than reimbursement of Monetization Expenses paid to third parties) owed by the Issuer or any of its Subsidiaries to the Issuer or any other Subsidiary.  For the avoidance of doubt, no fees or other expenses or retained interests incurred by the Issuer and any Subsidiary in connection with the Threshold Amount shall constitute Monetization Expenses for purposes of the calculation of Monetization Net Revenues except and to the extent that the Purchasers are entitled to be paid such amount.  For example, if the first realization by the Issuer and any Subsidiary from its Monetization Activities after the Closing generates $40,000,000 in Monetization Revenues and has associated contingency fee payments and retained interests of 25% of such amount (or $10,000,000), the Issuer or any Subsidiary will be entitled to retain $15,000,000 (after offsetting $5,000,000 in contingent fee payments) as the Threshold Amount, and there will be a further $15,000,000 in Monetization Net Revenues distributable in accordance with the Agreement ($20,000,000 minus $5,000,000).

“Monetization Milestones” has the meaning provided on Schedule 3.2.

“Monetization Net Revenues” means the (x) Monetization Revenues minus (y) Monetization Expenses.

“Monetization Revenues” means the sum of (x) amounts that the Issuer and any Subsidiary  receives in cash or an amount equal to the fair market value of any in-kind payment the Issuer and any Subsidiary receives (i) from third parties in respect of the Patents; (ii) on account of any sale of products or services using the Patents; (iii) the development to order of any software or other products using the Patents, including royalty payments, license fees, settlement payments, judgments or other similar payments in respect of the Patents; and (iv) the purchase price or other amounts received in connection the sale of hardware or software with respect to the Patents, in each case as and when actually received by the Issuer or any Subsidiary (including any and all such amounts actually received by any attorneys, agents or other representatives of the Issuer or any Subsidiary).  Monetization Revenues shall be calculated prior to giving effect to any expenses incurred by the Issuer and any Subsidiary in the collection of any Monetization Revenues, including, without limitation, prior to giving effect to any contingent or other fees owed to any attorneys, consultants or other professionals in the monetization of any of the Issuer’s and any Subsidiary’s rights with respect to any Patents and prior to given effect to retained interests of sellers.

“Note Obligations” means all amounts due with respect to the Notes or under the Agreement, including principal, interest, and amounts due under Sections 9.1 and 9.2, but excluding amounts due with respect to the Revenue Stream.

“Obligations” means any and all obligations of any Company under this Agreement or any other Document.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Document.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Patent License Agreement” means the Patent License Agreement attached hereto as Exhibit F.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit G hereto.

“Patents” means all intellectual property of the Issuer and its Subsidiaries, including the letters Patent set forth on Schedule I(a), whether registered in the United States or any other jurisdiction, all registrations and recordings thereof, including all re-examination certificates and all utility models, including registrations, recordings and pending applications, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein.

“Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

"Related Group" means, with respect to any holder of common stock or other equity securities of the Company, such holder, such holders' spouse and other immediate family members, and any entities controlled or beneficially owned, directly or indirectly, by such holder or such other related holders.

“Revenue Stream” means a right to receive a portion of Monetization Revenues totaling (x) if paid in full in cash prior to January 29, 2016, 6x (600%) of the Revenue Stream Basis, (y) if paid in full in cash prior to July 29, 2018, 10x (1,000%) of the Revenue Stream Basis, and (y) otherwise, 15x (1,500%) of the Revenue Stream Basis, provided, that upon an acceleration, the Revenue Stream shall represent an absolute entitlement to receive such amounts without regard to the existence of Monetization Revenues; and provided that with respect to portions of the Revenue Stream arising from increases to the Revenue Stream Basis that result from issuances after the Closing, the foregoing dates shall be the first anniversary and the 42 month anniversary of such issuances, respectively.

“Revenue Stream Basis” means the sum of (x) $750,000, such being the Revenue Stream Basis with respect to the Revenue Stream at Closing; plus (y) any additional Revenue Stream Basis with respect to interests in the Company’s Monetization Revenues granted following the Closing, as detailed in Section 2.1.2.

“Secured Parties” means, collectively, the Collateral Agent and the Purchasers, solely with respect to the Note Obligations.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit H hereto.

“Specified Patents” means Patents the acquisition of which has been financed by Indebtedness incurred under Section 6.7.5.

“Subscription Agreement” means a Subscription Agreement substantially in the form of Exhibit C hereto.

“Subsidiary” means any other Person of which a specified Person shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

“Synthetic Lease” means a lease that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

“Synthetic Lease Obligations” means the aggregate amount of future rental payments under all Synthetic Leases, discounted as if such Synthetic Leases were Capitalized Leases.

“Threshold Amount” has the meaning provided in Section 2.6.4.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

SCHEDULE 2.1

PURCHASERS/SECURITIES

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 2.10

WIRE TRANSFER INSTRUCTIONS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 4.1

COMPANY ORGANIZATION

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 4.4

REQUIRED CONSENTS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 4.5

EXISTING LICENSES

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 4.6

PATENT AGREEMENTS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 6.7

EXISTING INDEBTEDNESS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 6.8

EXISTING LIENS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 6.12

POST CLOSING ACTIONS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 9.3

NOTICES

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE I(a)

PATENTS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

SCHEDULE 1(b)

THIRD PARTY AGREEMENTS RELATED TO MONETIZATION EXPENSES AND RETAINED INTERESTS

The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).